UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 8, 2005

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

 On July 8, 2005, the Company advised the firm of PKF Certified Public Accountants, 26/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong (“PKF”), that it had been dismissed as the principal independent accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2005.   The decision to dismiss PKF was recommended and approved by the Board of Directors.

The reports of PKF for the past fiscal year did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the Company's most recent fiscal year and any subsequent interim period up to and including the date of the Company's dismissal of PKF, there have been no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF would have caused them to make reference thereto in their report on the financial statements for such periods.

On July 11, 2005, the Company provided a draft copy of this report on Form 8-K to PKF, requesting their comments on the information contained therein.   The responsive letter from PKF is herewith filed as an exhibit to this current report on Form 8K.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 16.1 - Responsive Letter from PKF.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /S/

 ZHU XIAOXIN

Zhu Xiaoxin, President

Date: July 12, 2005

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